Exhibit 4.2

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [ ]	NUMBER OF RIGHTS: [ ]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [            ], 2016 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

PROVECTUS BIOPHARMACEUTICALS, INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase Units of Provectus Biopharmaceuticals, Inc.,

each Unit consisting of [●] shares of Common Stock and [●] shares of Series C Convertible Preferred Stock

Subscription Price: $[●] per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [●], 2016,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one Unit of Provectus Biopharmaceuticals, a Delaware corporation, at a subscription price of $[        ] per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Provectus Biopharmaceuticals, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Each Unit consists of [                ] shares of common stock, par value of $0.001 (“Common Stock”), and [            ] shares of Series C Convertible Preferred Stock, par value $0.001 (“Preferred Stock”). Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration as described in the Prospectus (the “Over-subscription Privilege”). The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. In the event the Company elects to reduce the Subscription Price per Unit, as described in the Prospectus the holder may elect to either (i) receive a proportional amount of additional Units or (ii) be refunded the difference between the original Subscription Price and the reduced Subscription Price.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent.

WITNESS the seal of Provectus Biopharmaceuticals, Inc. and the signatures of its duly authorized officers.

Dated: [            ], 2016

Timothy C. Scott, Ph.D., President	John R. Glass, Interim Chief Financial Officer

COUNTERSIGNED AND REGISTERED:

By:

Broadridge Corporate Issuer Solutions, Inc.

FORM ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Units upon the terms and conditions specified in the Prospectus. The undersigned hereby represents, in connection with this election, that the undersigned has not since the Record Date entered into any short sale or similar transaction with respect to the common stock of Provectus Biopharmaceuticals, Inc. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) below. To subscribe for additional Units pursuant to your Over-subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$[ ]	=	$
Number of Units		Subscription price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-subscription Privilege

Over-Subscription Privilege:	X	$[ ]	=	$
Number of Units		Subscription price		Payment enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $

(d)	SUBSCRIPTION PRICE ELECTION: In the event, in its sole discretion, the Company reduces the Subscription Price, the undersigned hereby elects to receive (check either Box (1) or Box (2)):

☐ (1) proportionally more Units based on the payment amount made by the undersigned; or

☐ (2) a return of cash to the undersigned in an amount equal to the difference between total amount paid at the original Subscription Price and the payment amount that would have been due for the number of Units for which the undersigned subscribed at the reduced Subscription Price.

If the undersigned elects to receive cash in lieu of additional Units, the Company will remit such payment within ten (10) business days after the expiration date of the Rights Offering, without interest or deduction.

(e)	IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME OF THE PERSON YOU SPOKE WITH:

METHOD OF PAYMENT (CHECK ONE):	☐	CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Provectus Biopharmaceuticals, Inc.”

	☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank, ABA:123000848, International/Swift code: USBKUS44IMT, Account #: 153910728465, FFC: Broadridge FBO Provectus Biopharmaceuticals, Inc., FFC: a/c 153911230024 with reference to the name of the Subscription Rights holder.

	☐	UNCERTIFIED PERSONAL CHECK, payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Provectus Biopharmaceuticals, Inc.” (which must clear before the Expiration Date to be considered a valid form of payment; please see Prospectus and Instructions)

I acknowledge receipt of the Prospectus in connection with the Rights Offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the Subscription Rights.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF PROVECTUS BIOPHARMACEUTICALS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT (844) 695-1509 (TOLL FREE) OR (720) 414-6879 (TOLL NUMBER).